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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ______)

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                         Andrea Electronics Corporation
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                (Name of Registrant as Specified in Its Charter)

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AT ANDREA ELECTRONICS
---------------------
Corisa L. Guiffre, Chief Financial Officer
(631) 719-1800
(800) 707-5779

FOR IMMEDIATE RELEASE
----------------------

May 6, 2004

      ANDREA ELECTRONICS ANNOUNCES DATE FOR ANNUAL MEETING OF STOCKHOLDERS
      --------------------------------------------------------------------
       SHAREHOLDERS ARE ENCOURAGED TO SIGN AND RETURN PROXY CARDS PROMPTLY


MELVILLE, NEW YORK, MAY 6, 2004 - Andrea Electronics Corporation (AMEX: AND) announced today that its annual meeting of stockholders would be held on Friday, May 21, 2004 at 2:00 p.m. local time at the Company's main office in Melville, Long Island, New York. Holders of record as of the close of business on April 20, 2004 are entitled to receive notice of and to vote at the Annual Meeting of Stockholders. Andrea's annual meeting notice, proxy statement and 2003 Annual Report were mailed to shareholders of record on April 29, 2004.

At the annual meeting, Andrea's stockholders will consider and act on the following:

     1) The election of eight directors to hold office until the next annual meeting of shareholders;
     2) The ratification of the selection of Marcum & Kliegman LLP as the Company's independent accountants for the year ending December 31, 2004;
     3) The ratification and approval of the issuance of 1,250,000 shares of Series D Convertible Preferred Stock and related warrants, including the terms and provisions of the Series D Convertible Preferred Stock providing for adjustment to the number of shares of common stock into which a share of Series D Convertible Preferred Stock may be converted;
     4) The approval of the issuance of an additional 1,250,000 shares of Series D Convertible Preferred Stock and related warrants;
     5) The approval of an amendment to Andrea Electronics' restated certificate of incorporation, as amended, to eliminate a limitation on the conversion of the Series C Convertible Preferred Stock; and
     6)   Such other business as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" each of the nominees for director, "FOR" ratification of Marcum & Kliegman LLP as independent auditors, "FOR" the issuance of 1,250,000 shares of Series D Convertible Preferred Stock and the related warrants, including the terms and provisions of the Series D Convertible Preferred Stock providing for adjustment to the number of shares of common stock into which a share of Series D Convertible Preferred Stock may be converted, "FOR" the issuance of an additional 1,250,000 shares of Series D Convertible Preferred Stock and the related warrants; and "FOR" the amendment to Andrea Electronics' certificate of incorporation, as amended, to eliminate a limitation on the conversion of the Series C Convertible Preferred Stock. Andrea's stockholders are encouraged to sign and return their proxy cards promptly.

Andrea's 2003 Annual Report includes a President's letter to shareholders which is reprinted as follows:

Dear Shareholders,

As many of you are aware, the Board of Directors of Andrea Electronics Corporation appointed me to the position of President and Chief Executive Officer of the Company in August 2003. I invested the first few months with Andrea gaining a thorough understand of the Company's history, namely where Andrea came from, where it now finds itself and what the expectations were for its future. During this time, the Company's products and markets were reviewed and an in depth analysis was conducted of the Company's overall operations and finance. Once this was accomplished, a number of strategic initiatives began to emerge with an eye towards eventually achieving desirable levels of performance.

In November 2003, I outlined four key strategies that revolved around balance sheet restructurings, asset and technology rationalizations, further expense reductions and broader and deeper sales channel penetrations. As reported in February 2004, the first initiative was successfully accomplished when a group of new investors converted a restrictive mezzanine position in the Company into permanent equity. This "debt" elimination on our balance sheet immediately paved the way for a fresh infusion of capital, which took the form of $1.25 million of immediate financing for Andrea and another $1.25 million upon shareholder approval and registration.

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In March 2004, we reported that the second key strategy was completed through the transformation and streamlining of our Lamar Signal Processing operation in Israel into an engineering and customer support center. The Company needed to place less emphasis on research and development activities, since much of Andrea's core technology is already embedded in our portfolio of products, and needs to place heightened emphasis on sales and marketing in order to further expand revenues.

Full year revenues in 2003 increased 30% as compared to 2002 and full year combined research and development costs and general, administrative and selling expenses in 2003 decreased 21% as compared to 2002. While these results are encouraging, further top line revenue increases and continued expense reductions remain key strategic initiatives for the Company. Our revenue is improving and our losses are narrowing, especially as evidenced by our reported financial performance in the past few quarters, but much work still needs to be done especially in the top line revenue generating area.

Andrea's core competency is in headsets and it is my intention to exploit that potential as much as possible. An increasing number of businesses are utilizing distance learning and on-line collaboration software, which uses our noise canceling headset products. In addition, the Company still maintains a healthy and vibrant portfolio of audio software products that will continue to be marketed, especially in the personal computing market. Our patented technologies and algorithms, which include ANR, PureAudio, DSDA, DFTA and EchoStop, continue to draw attention from the marketplace in a variety of current uses and potential future applications.

Andrea Electronics celebrates its 70th year in business in 2004. The Company has an illustrious history and it is one in which I am now proud to be a part of. In my short tenure here at the Company, I have found a very dedicated staff of employees that share a common vision of what Andrea can again become. I enjoy working along side each of these individuals and I am cautiously optimistic about the Company's prospects for the future. I remain very appreciative of the continued support of Andrea's Board of Directors, stockholders and especially its customers as we continue to strive towards a more prosperous future for our Company.

Very Truly Yours,

/s/Paul E. Donofrio
-----------------------------
Paul E. Donofrio
President and Chief Executive Officer

ABOUT ANDREA ELECTRONICS

Andrea Electronics Corporation designs, develops and manufactures audio technologies and equipment for enhancing applications that require high performance and high quality voice input. The Company's patented Digital Super Directional Array (DSDA(R)), patent-pending Directional Finding and Tracking Array (DFTA(R)), patented PureAudio(R), and patented EchoStop(TM) far-field microphone technologies enhance a wide range of audio products to eliminate background noise and ensure the optimum performance of voice applications. Visit Andrea Electronics' website at www.AndreaElectronics.com or call 1-800-707-5779.

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE WORDS "ANTICIPATES," "BELIEVES," "ESTIMATES," "EXPECTS," "INTENDS," "PLANS," "SEEKS," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE MATTERS THAT ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT, INCLUDING ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS, THAT MAY AFFECT THE BUSINESS AND PROSPECTS OF ANDREA ELECTRONICS CORPORATION (THE "COMPANY"). THE COMPANY CAUTIONS INVESTORS ABOUT THE FOLLOWING SIGNIFICANT FACTORS, WHICH, AMONG OTHERS, HAVE IN SOME CASES AFFECTED THE COMPANY'S ACTUAL RESULTS AND ARE IN THE FUTURE LIKELY TO AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE THEM TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD- LOOKING STATEMENTS: THE RATE AT WHICH ANDREA ANTI-NOISE, DSDA, DFTA AND OTHER ANDREA TECHNOLOGIES ARE ACCEPTED IN THE MARKETPLACE; THE COMPETITIVENESS OF ANDREA ANTI-NOISE, DSDA, DFTA AND OTHER ANDREA PRODUCTS IN TERMS OF TECHNICAL SPECIFICATIONS, QUALITY, PRICE, RELIABILITY AND SERVICE; THE SUFFICIENCY OF THE COMPANY'S FUNDS FOR RESEARCH AND DEVELOPMENT, MARKETING AND GENERAL AND ADMINISTRATIVE EXPENSES; INFRINGEMENT AND OTHER DISPUTES RELATING TO PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS HELD OR LICENSED BY THE COMPANY OR THIRD PARTIES; THE COMPANY'S CONTINUING ABILITY TO ENTER AND MAINTAIN COLLABORATIVE RELATIONSHIPS WITH OTHER MANUFACTURERS, SOFTWARE AUTHORING AND PUBLISHING COMPANIES, AND DISTRIBUTORS; THE EMERGENCE OF NEW COMPETITORS IN THE MARKETPLACE; THE COMPANY'S ABILITY TO COMPETE SUCCESSFULLY AGAINST ESTABLISHED COMPETITORS WITH GREATER RESOURCES; THE UNCERTAINTY OF FUTURE GOVERNMENTAL REGULATION; THE COMPANY'S ABILITY TO OBTAIN ADDITIONAL FUNDS; AND GENERAL ECONOMIC CONDITIONS. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY WILL ACHIEVE ANY MATERIAL SALES OR PROFITS FROM THE PRODUCTS INTRODUCED IN THIS RELEASE. THESE AND OTHER SIMILAR FACTORS ARE DISCUSSED UNDER THE HEADING "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS" INCLUDED IN THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND IN THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS, AND IN DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.